OEM Agreement

Dated this 23rd day of October 2006

This agreement is signed between [translated as “Strong Base Electronic-optic Technology Corp.”] (hereinafter called the “Buyer”) and Lightscape Technologies (Macau) Limited (hereinafter called the “Seller”) in consideration of an OEM product purchase guarantee with terms and conditions set as forth as follows.

By the signing of this agreement, the Buyer agrees to buy, and the seller agrees to sell at least 100,000 units of Intelligent Video Control Unit (hereinafter called the “Product”) powered by and based on the Seller’s proprietary AI-One technology within a one year period commencing 1 Oct 2006.

Each Intelligent Video Control Unit is capable controlling one 480mmx480mm LED video module designed by Lightscape Technologies. Infinite number of Intelligent Video Control Units can be daisy chained together for controlling large LED video arrays.

The Buyer agrees to purchase from the Seller at least 25,000 units of the Product each quarter for 4 consecutive quarters starting 1 Oct 2006. The average price of the Product is agreed to be HK$1,500.00.

The delivery schedule and pricing structure are as follows:

Period	Min. number of units	Unit Price(HK$)
1 Oct 2006-31 Dec 2006	25,000units	HK$ 1,500.00
1 Jan 2007-31 Mar 2007	25,000units	HK$ 1,500.00
1 Apr 2007-30 Jun 2007	25,000units	HK$ 1,500.00
1 Jul 2007-30 Sep 2007	25,000units	HK$ 1,500.00

The total contract sum is HK$ 150,000,000.00

The Seller agrees to provide the Buyer 2 years warranty and update & upgrade of the Product.

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

The deliverable Product to be delivered by the Seller to the Buyer shall include but not limited to the following:

•	installation CD with Intelligent Video Controller software
•	hardware dongle key
•	user manual
•	quick installation guide

The Product is a software-based video controller capable of but not limited to the following features:

•	Remote triggering via RS232 or DMX
•	Infinite AI-One master/slave configuration for large scale setup
•	Extremely user-friendly WYSIWYG graphical user interface (GUI)
•	Real time monitoring of video output
•	Sequences with unlimited number of scenes
•	Individual fade and wait time for each scene of a sequence
•	Complex cascading loops within a sequence
•	Scenes compose of multiple video & audio contents
•	Video and audio modes with sequential and random file selections
•	Video formats supported included AVI, MPEG1, MPEG2, MPEG4
•	Audio formats supported included MP3, WAV
•	Video output on DMX and LMX fixture arrays (Optional)
•	Cues with multiple sequence running simultaneously
•	Cue Lists consisting of multiple sequences/cues with tracking
•	Cue Lists synchronize with clock, timer, soundtrack, and time-code
•	Show Schedules with easy calendar access

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

THE SELLER SIGNED by Bondy Tan For and on behalf of LIGHTSCAPE TECHNOLOGIES (MACAU) LIMITED in the presence of:	) ) ) ) ) )	LIGHTSCAPE TECHNOLOGIA (MACAU) LIMITADA LIGHTSCAPE TECHNOLOGIES (MACAU) LIMITED /s/ Bondy Tan Authorized Signature(s)
/s/ Clare M. W. Au Young Solicitor, Hong S.A.R. Yuen & Partners Solicitors

THE BUYER SIGNED by For and on behalf of [translated as “Strong Base Electronic-optic Technology Corp.] in presence of: /s/ signed	) ) ) )

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

CONDITIONS OF SALE

This Conditions of Sale is incorporated into and part of the OEM Agreement dated 23rd October 2006 entered between [translated as “Strong Base Electronic-optic Technology Corp.”] (the “Buyer”) and Lightscape Technologies (Macau) Limited (“Seller”) (“the Agreement”). Unless the context otherwise requires or permits, the definitions defined in the Agreement shall have the same meanings herein.

Definitions

“Conditions”	the terms and conditions of sale set out in this document and any special terms and conditions agreed in writing by the Seller
“Delivery Date”	the date specified by the Seller when the Product are to be delivered
“Order”	the written order(s) to be placed by the Buyer to the Seller in accordance to the Agreement for the sale and purchase of the Product;
“Product”	the Intelligent Video Control Units powered by and based on the Seller’s propriety AI-One Technology;
“Price”	the price of the Product inclusive of packing and delivery charges as stipulated in the Agreement;
2.	Conditions applicable
2.1

These Conditions shall apply to all contracts for the sale of Product by the Seller to the Buyer pursuant to the Agreement to the exclusion of all other terms and conditions including any terms or conditions which the Buyer may purport to apply under any purchase order confirmation of order or similar document.

2.2	The Order for Product shall be deemed to be an offer by the Buyer to purchase Product pursuant to these Conditions.
2.3	Acceptable of delivery of the Product shall be deemed conclusive evidence of the Buyer’s acceptance of these Conditions.
2.4	Any variation to these Conditions (including any special terms and conditions agreed between the parties) shall be inapplicable unless agreed in writing by the Seller.
3.	Price and Payment

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

3.1	The Price of the Product shall be the price stipulated in the Agreement.
3.2

The Buyer shall within 21 days from placing the Order open an irrevocable letter of credit with a bank to be confirmed in favour of the Seller’s bank to be designated by the Seller payable 30 days at sight against production of a commercial invoice for the Product and a clean on board bill of lading for the Product.

4.	The Product
4.1	The description and specification of the Product are set out in the second page of the Agreement.
4.2

The Seller may from time to time make changes in the description and specification of the Product which are required to comply with any applicable safety or statutory requirements or which do not materially affect the quality or fitness for purpose of the Product.

5.	Warranty

The Seller warrants that the Product will at the time of the Delivery Date correspond to the description and specification given by the Seller.

6.	Delivery of the Product

Delivery of the Product shall be made to the Buyer’s address located in the People’s Republic of China on the Delivery Date. The buyer shall made all arrangements necessary to take delivery of the Products whenever they are tendered for delivery.

7.	Acceptance of the Product
7.1	The Buyer shall be deemed to have accepted the Product 24 hours after delivery to the Buyer.
7.2

No product delivered to the Buyer which are in accordance with the Order will be accepted for return without prior written approval of the Seller on terms to be determined at the absolute discretion of the Seller.

7.3

Products returned without the prior written approval of the Seller may at the Seller’s absolute discretion be returned to the Buyer or stored at the Buyer’s costs without prejudice to any rights or remedies the Seller may have.

8.	Remedies of Buyer
8.1

The Seller shall be under no liability whatever to the Buyer for any indirect loss and/or expenses (including loss of profit) suffered by the Buyer arising out of a breach by the Seller of the Agreement

8.2

In the event of any breach of the Agreement by the Seller the remedies of the Buyer shall be limited to damages. Under no circumstances shall the liability of the Seller exceed the Price of the Product under the relevant Order.

9.	Choice of Law

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

25/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong.

Tel: (852) 2251 8551	Fax: (852) 2251 8552

The Agreement is subject to the law of the Hong Kong Special Administrative Region and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts